UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2010

DIALOGIC INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33391	94-3409691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

926 Rock Avenue, Suite 20 San Jose, California	95131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 750-9400

Veraz Networks, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Background

On October 1, 2010, Dialogic Inc. (formerly known as Veraz Networks, Inc. (“Veraz”)) completed its business combination with Dialogic Corporation (“Dialogic”) in accordance with the terms of that certain Acquisition Agreement, dated May 12, 2010 (the “Acquisition Agreement”), by and between Veraz and Dialogic, pursuant to which Dialogic became a wholly owned subsidiary of Veraz (the “Arrangement”). Pursuant to the Acquisition Agreement, Veraz acquired all of Dialogic’s outstanding common and preferred shares Dialogic in exchange for an aggregate of 110,580,900 shares of Veraz common stock.

All outstanding options to purchase Dialogic common shares were cancelled and new options to purchase Veraz common stock were granted. Each such option became an option to acquire that number of shares of Veraz common stock equal to the product obtained by multiplying the number of shares in the capital of Dialogic subject to such option by 0.9, rounded down to the nearest whole share of Veraz common stock. Each such option has a purchase price per share of Veraz common stock equal to the exercise price per share (in U.S. dollars) for such Dialogic option immediately prior to the consummation of the Arrangement divided by 0.9, rounded up to the nearest whole cent.

After taking into account the issuance of stock options to purchase Veraz common stock in exchange for Dialogic options, as of immediately following the effective time of the Arrangement, the former Dialogic shareholders and optionholders held approximately 70% and existing Veraz stockholders held approximately 30% of Veraz’s outstanding securities. As of October 1, 2010, immediately following the consummation of the Arrangement, there were approximately 31 million shares of Veraz common stock issued and outstanding, after taking into account the effect of the 5 for 1 reverse stock split approved by the Veraz stockholders on September 30, 2010.

Following consummation of the Arrangement, beginning October 4, 2010, Veraz’s common stock began trading on The NASDAQ Global Market under the symbol “DLGC.” The full text of the Acquisition Agreement is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

In connection with the consummation of the Arrangement and pursuant to the Acquisition Agreement, Veraz entered into a registration rights agreement, dated October 1, 2010 (the “Rights Agreement”) with certain former Dialogic shareholders, pursuant to which Veraz might be required to register shares of its common stock issued in the Arrangement (the “registrable securities”) to such former Dialogic shareholders.

Under the terms of the Rights Agreement, for so long as the holders of registrable securities hold at least 1% of Veraz common stock and all common stock held by and issuable to such holders (and their affiliates) may not be sold pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), such holders will have the right to require Veraz to use reasonable efforts to effect registration under the Securities Act of their registrable securities, subject to specific value minimums and the right of the Board of Directors of Veraz (the “Board”) to defer the registration for a period of up to 120 days. The Rights Agreement further provides that the holders of registrable securities may also cause Veraz to register their securities on a Registration Statement on Form S-3 if they propose to register securities having a value of at least $500,000, subject to the Board’s right to defer the registration for a period of up to 120 days. If Veraz proposes to register securities under the Securities Act, then the stockholders who are party to the agreement will have a right, subject to quantity limitations determined by underwriters if the offering involves an underwriting, to request that Veraz registers their registrable securities. Veraz will bear all registration expenses incurred in connection with registrations. Veraz has agreed to indemnify the investors against liabilities related to the accuracy of the registration statement used in connection with any registration effected under the agreement.

The foregoing description of the Rights Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 under the heading “Background” of this Current Report on Form 8-K is incorporated herein by reference. The full text of the Acquisition Agreement is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant.

In connection with the consummation of the Arrangement, Dialogic entered into a second amended and restated credit agreement dated as of October 1, 2010, as amended (“Term Loan Agreement”), with Obsidian, LLC, as agent, and Special Value Expansion Fund, LLC, Special Value Opportunities Fund, LLC and Tennenbaum Opportunities Partners V, LP, as lenders (“Term Lenders”) and a Consent and Thirteenth Amendment dated October 1, 2010 (“Thirteenth Amendment”), relating to the credit agreement dated as of March 5, 2008, as amended (“Revolving Credit Agreement”), with Wells Fargo Foothill Canada ULC, as administrative agent and as a lender (“Revolving Credit Lender”). Concurrently with Dialogic’s entry into the Term Loan Agreement and the Thirteenth Amendment, Veraz entered into agreements whereby Veraz guaranteed the obligations of Dialogic under the Term Loan Agreement and Revolving Credit Agreement.

Term Loan Agreement

Principal Amount and Maturity. As of October 1, 2010, term loans in the approximate principal amount of $89.9 million are outstanding under the Term Loan Agreement and are due on September 30, 2013.

Voluntary and Mandatory Prepayments. The term loans may be prepaid, in whole or in part, from time to time, subject to payment of (i) if prepaid prior to the first anniversary of the closing date, a make-whole amount that includes a 5% premium, (ii) if prepaid after the first but prior to the second anniversary of the closing date, a premium of 5.0% and (iii) if prepaid after the second anniversary of the closing date, a premium of 2.0%.

Dialogic is required to offer to prepay the term loans out of the net proceeds of certain asset sales (including asset sales by Veraz and its subsidiaries) at 100% of the principal amount of term loans prepaid, plus the prepayment premiums described above, subject to Veraz and its subsidiaries’ right to reinvest some or all of the net proceeds in their business in lieu of prepayment.

Interest Rates. The term loans bear interest, payable in cash, at a rate per annum equal to LIBOR (but in no event less than 2.0%) plus an applicable margin. The margin is based on Dialogic’s consolidated net leverage ratio, and is currently 11%. Upon the occurrence and continuance of an event of default, the term loans will bear interest at a default rate equal to the applicable interest rate plus 2.0%.

Guarantors. The terms loans are guaranteed by Veraz and all of the subsidiaries of Veraz and Dialogic (“Term Loan Guarantors”), with the exception of certain subsidiaries organized under the laws of countries other than the United States or Canada and certain immaterial United States subsidiaries that Veraz or Dialogic have covenanted to wind-down and dissolve. Veraz has agreed to cause its Israeli and Brazilian subsidiaries to guaranty the term loans and become Term Loan Guarantors on or before October 30, 2010.

Security. The term loans are secured by a pledge of all of the assets of Dialogic and of the Term Loan Guarantors, including all intellectual property, accounts receivable, inventory and capital stock in Dialogic’s and Veraz’s direct and indirect subsidiaries (except for certain subsidiaries organized under the laws of countries other than the United States or Canada). The security interest of the Term Lenders in inventory, accounts receivable and related property of Dialogic and the Term Loan Guarantors is subordinated to the security interest of the Revolving Credit Lender in those assets.

Other Terms. Veraz and its subsidiaries, including Dialogic, are subject to various affirmative and negative covenants under the Term Loan Agreement, including restrictions on incurring additional debt and contingent liabilities, granting liens, making investments and acquisitions, paying dividends or making other distributions in respect of its capital stock, selling assets and entering into mergers, consolidations and similar transactions, entering into transactions with affiliates and entering into sale and lease-back transactions. The Term Loan Agreement contains customary events of default, including a change in control of Veraz.

Revolving Credit Agreement

Revolving Credit Amount and Maturity. Dialogic may borrow, repay and reborrow revolving credit loans from time to time provided that the aggregate principal amount of revolving credit loans at any time outstanding does not exceed the lesser of (i) $25,000,000, which is referred to as the “maximum revolver amount” and (ii) 85% of the aggregate amount of eligible accounts receivable, reduced by certain reserves and offsets and subject to certain caps in the case of accounts receivable owed to Veraz, which is referred to as the “borrowing base.” The commitment of the Revolving Credit Lender to make revolving credit loans terminates and all outstanding revolving credit loans are due on September 30, 2013.

Mandatory Prepayments. Dialogic is required to prepay revolving credit loans in an amount equal to 100% of the net proceeds from the sale or other disposition of inventory other than in the ordinary course of business, subject to the right to apply the net proceeds to the acquisition of replacement property in lieu of prepayment. In certain instances if Dialogic terminates and prepays the revolving credit loans such event may trigger a prepayment premium equal to (i) 1% if such event occurs prior to October 1, 2011 or (ii) 0.5% if such event occurs on or after October 1, 2011 and prior to October 1, 2012.

Interest Rates and Fees. At Dialogic’s election, revolving credit loans may bear interest at a rate equal to the prime rate plus 2.5% or at a rate equal reserve-adjusted one-, two- or three- month LIBOR plus 4.0%. Upon the occurrence and continuance of an event of default and at the election of the Revolving Credit Lender, the revolving credit loans will bear interest at a default rate equal to the then applicable interest rate or rates plus 2.0%. Dialogic pays for the account of the Revolving Credit Lender a monthly fee on the unused portion of the maximum revolver amount and a monthly collateral management fee.

Guarantors. The revolving credit loans are guaranteed by Dialogic, Inc., Cantata Technology, Inc., Dialogic Distribution Ltd. and Veraz (“Revolving Credit Guarantors”). Veraz has also agreed to cause its Israeli and Brazilian subsidiaries to become Revolving Credit Guarantors on or before October 30, 2010.

Security. The revolving credit loans are secured by a pledge of the assets of Dialogic and of the Revolving Credit Guarantors consisting of accounts receivable and inventory and related property. The security interest of the Revolving Credit Lenders is prior to the security interest of the Term Lenders in these assets, subject to the terms and conditions of an inter-creditor agreement.

Other Terms. Veraz and its subsidiaries, including Dialogic, are subject to affirmative and negative covenants, including restrictions on incurring additional debt, granting liens, entering into mergers, consolidations and similar transactions, selling assets, prepaying indebtedness, paying dividends or making other distributions on its capital stock, entering into transactions with affiliates and making capital expenditures. The Revolving Credit Agreement contains customary events of default, including a change in control of Veraz.

Item 3.02.	Unregistered Sales of Equity Securities.

The issuance of Veraz common stock to Dialogic shareholders will not be registered under the Securities Act. Such shares will instead be issued in reliance upon the exemption provided by Section 3(a)(10) of the Securities Act. Section 3(a)(10) exempts securities issued in exchange for one or more outstanding securities from the registration requirement under the Securities Act where the terms and conditions of the issuance and exchange of such securities have been approved by a court, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom such securities will be issued have the right to appear. The Supreme Court of British Columbia is authorized to conduct, and has conducted, a hearing to determine the fairness of the terms and conditions of the Arrangement, including the proposed issuance of Veraz common stock in exchange for Dialogic’s other outstanding securities.

Item 3.03.	Material Modification to the Rights of Security Holders.

On September 30, 2010, the Board approved an amendment to Veraz’s amended and restated bylaws to provide that the authorized number of directors of Veraz shall be fixed by the Board from time to time (the “Bylaw Amendment”).

On September 30, 2010, the Veraz stockholders approved an amendment to Veraz’s amended and restated certificate of incorporation to effect a reverse stock split of the issued and outstanding shares of Veraz common stock, pursuant to which each five shares of common stock outstanding became one share of common stock (the “Reverse Stock Split Amendment”).

On September 30, 2010, the Veraz stockholders also approved an amendment to Veraz’s amended and restated certificate of incorporation to change the name of Veraz from “Veraz Networks, Inc.” to “Dialogic Inc.” (the “Name Change Amendment”). The Reverse Stock Split Amendment and the Name Change Amendment became effective after the close of markets on October 1, 2010 and the common stock of Veraz (now known as Dialogic Inc.) began trading on The NASDAQ Global Market on a post-reverse-split basis on October 4, 2010 under the new symbol “DLGC.”

The amended and restated certificate of incorporation of Veraz, the Bylaw Amendment, the Reverse Stock Split Amendment and the Name Change Amendment are attached as Exhibits 3.1, 3.2, 3.3 and 3.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.01.	Changes in Control of the Registrant.

The information contained in Item 1.01 under the heading “Background” and Item 5.02 of this Current Report on Form 8-K are incorporated herein by reference. The full text of the Acquisition Agreement is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Acquisition Agreement, effective as of the effective time of the Arrangement, Promod Haque, Pascal Levensohn and Dror Nahumi each resigned as a member of the Board and the committees of the Board, and Douglas Sabella and Israel Zohar resigned as chief executive officer and vice president, global operations, respectively. Mr. Sabella will remain with Veraz as a member of the Board and as its president and chief operating officer. These resignations were provided to Veraz on September 30, 2010. Bob Corey and W. Michael West did not resign from the Board and remain members of the Board following the Arrangement.

In addition, pursuant to the terms of the Acquisition Agreement, effective as of the effective time of the Arrangement, the following individuals were elected to the Board: Nick Jensen, Hazem Ben-Gacem, Alex Guira, Dion Joannou, Mikael Konnerup and Rajneesh Vig. Messrs. Konnerup, Ben-Gacem and Vig have been elected as Class I directors whose terms expire at the 2011 annual meeting of Dialogic’s stockholders, Messrs. West, Guira and Joannou have been elected as Class II directors whose terms expire at the 2012 annual meeting of Dialogic’s stockholders, and Messrs. Jensen, Sabella and Corey have been elected as Class III directors whose terms expire at the 2013 annual meeting of Veraz stockholders.

Effective as of the effective time of the Arrangement, the compensation committee of the Board is comprised of Mr. Joannou as the chairperson, Mr. Ben-Gacem and Mr. West and the audit committee of the Board is comprised of Mr. Corey as the chairperson, Mr. Guira and Mr. Konnerup. On September 30, 2010, the Board terminated each of the nominating committee and the corporate governance committee of the Board and constituted a new nominating and corporate governance committee of the Board effective as of the effective time of the Arrangement, with the nominating and corporate governance committee of the Board comprised of Mr. Guira as the chairperson, Mr. Konnerup and Mr. West.

The following is a brief biographical summary for each of Messrs. Jensen, Ben-Gacem, Guira, Joannou, Konnerup and Vig:

Nick Jensen has been the Chairman of Dialogic’s board of directors, President and Chief Executive Officer since April 2002. From 1998 to 2002, Mr. Jensen served as Chief Executive Officer of i-data international a/s, a technology company. i-data international a/s (then a parent company of Dialogic) filed for protection under Danish bankruptcy legislation in 2002 and simultaneously Dialogic (then called Eicon Networks Corporation) filed for protection in Canada under the Canadian Creditor Arrangement Act (“CCAA”) in 2002. Dialogic’s plan of arrangement was approved by creditors and the Quebec Superior Court in November 2002 and Dialogic subsequently exited CCAA and returned to normal business operations. In 1987, Mr. Jensen co-founded Exatec A/S, a Danish distributor of computer components and products that was sold to Arrow Electronics Inc. in 1994. He then founded PnP Technology, a printer-interface company. Throughout his career, Mr. Jensen has been an active investor in IT companies, including Connect International (sold to Olicom A/S in 1992), Phase One Denmark A/S, Netlog A/S and Mermaid Technology A/S. Mr. Jensen’s business and management experience and deep understanding of the telecommunications industry in general and the Dialogic business in particular are important to the Board and make him an important asset to the combined company.

Hazem Ben-Gacem joined the board of directors of Dialogic in 2010. He also currently serves as managing director and co-head of Investcorp Technology Partners, and is also a member of the management committee of the Investcorp Group. Prior to joining Investcorp in July 1994, Mr. Ben-Gacem was with Credit Suisse First Boston’s mergers and acquisitions team from July 1992 to June 1994. Mr. Ben-Gacem holds a B.A. in Economics from Harvard University. He also serves on the boards of directors of KGB, Inc., Wireless Telecom Group, Inc., Moneybooks Limited, Sophos plc, TDX Group Limited, OpSec Security Group plc and Utimaco Safeware AG. Mr. Ben-Gacem’s business experience and knowledge of European markets are important to the Board.

Alex Guira has served as a member of the board of directors of Dialogic since 2006. He is currently a managing director and co-head of Investcorp Technology Partners, as well as a member of the management committee of the Investcorp Group, a global alternative investment firm. He also serves on the boards of directors of CSIdentity Corp., Wells-CTI Inc., Fleetmatics Ltd. and Zeta Interactive Corporation. Before he joined Investcorp in 2002, Mr. Guira worked as a Partner at 212 Ventures in New York. He also held positions before that as President of Fairlawn Partners, Vice President of Scoggin Capital Management, and as an analyst at Drexel Burnham Lambert in New York. Mr. Guira holds a BA in Business Economics and Organizational Business and Management from Brown University. Mr. Guira’s knowledge of the industry and his business experience are important to the Board.

Dion Joannou has served as a member of the board of directors of Dialogic since December 2007. He also serves on the board of directors of DuCool Ltd. and as an advisor to Towerbrook and MD7, a private equity group and asset and infrastructure management company for wireless operators. Prior to joining the Dialogic board, Mr. Joannou served in various roles at Nortel Networks from 1993 to August 2007, including President of Nortel North America from August 2005 to August 2007. Mr. Joannou holds a B.A. in Marketing degree from Southern Illinois University in Edwardsville, Illinois and a Masters in Business Administration from the University of Miami in Miami, Florida. Mr. Joannou’s knowledge of the telecommunications industry and his marketing and sales experience are important to the Board.

Mikael Konnerup has served as a member of the board of directors of Dialogic since 2002. He currently serves as Managing Director at Dico A/S, an investment company, which he joined in August 1994. Mr. Konnerup has an MBA from the Copenhagen Business School. Mr. Konnerup’s extensive knowledge of finance and the Dialogic business are important to the Board. Mr. Konnerup served on the board of directors of i-data international a/s when it filed for bankruptcy protection in 2002.

Rajneesh Vig has served as a member of the board of directors of Dialogic since 2006. He currently serves as a Partner with Tennenbaum Capital Partners. Prior to joining Tennenbaum in 2006, Mr. Vig was a Director in Deutsche Bank’s Global Markets division in New York from June 2006 to October 2006 and a Director in the bank’s Technology Investment Banking group in San Francisco from September 1999 to May 2006. He also held positions before that at PricewaterhouseCoopers and Arthur Andersen in New York. Mr. Vig received a B.A. in Economics and Political Science from Connecticut College and earned his M.B.A. in Finance from New York University. He is also a licensed CPA and has successfully completed the CFA program. Mr. Vig’s financial experience and expertise in the debt market are important to the Board.

Finally, pursuant to the terms of the Acquisition Agreement, effective as of the effective time of the Arrangement, Nick Jensen was appointed chairman and chief executive officer of Dialogic, Albert Wood and Eric Schlezinger were appointed as executive vice presidents of Dialogic, Anthony Housefather was appointed executive vice president and chief administrative officer of Dialogic and Kevin Cook was appointed executive vice president, world wide field operations of Dialogic. Mr. Wood and Mr. Schlezinger will also remain with Dialogic as its chief financial officer and general counsel, respectively.

The following is a brief biographical summary for each of Messrs. Schlezinger, Housefather and Cook:

Eric C. Schlezinger has served as Veraz’s General Counsel since September 2005. Prior to joining Veraz, Mr. Schlezinger was Assistant General Counsel and Director of Human Resources for Tumbleweed Communications Corp. from February 2000 through September 2005. From January 1996 through February 2000, Mr. Schlezinger held various roles within the legal department at Roche Bioscience, a division of Syntex (U.S.A.) Inc.

Anthony Housefather has served as Dialogic’s Executive Vice President, Corporate Affairs and General Counsel and Corporate Secretary since October 2007. From April 2001 to October 2007 he served as Dialogic’s Vice President, Legal and Contracts and Corporate Secretary, from December 1998 to April 2001, as Dialogic’s Director of Contract and Program Management and as Dialogic’s Legal Department Manager between August 1997 and December 1998. He has also served as project manager for Dialogic’s integration of Intel’s media and signaling business in 2006, EAS and its subsidiaries in 2007 and NMS Communications Corporation’s CP business in 2008. Mr. Housefather served on the board of directors of Dialogic between November 2000 and February 2002 and was an officer of the company when Dialogic filed for protection under the CCAA in 2002.

Kevin Cook has served as Dialogic’s Senior Vice President, Worldwide Sales and Support since October 2008. From January 2005 to August 2008 Mr. Cook served as Vice President, North America at Avaya Inc., and from 2003 to 2004 as Vice-President of Avaya Global Services.

Item 5.03	Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Special Meeting of Stockholders (the “Special Meeting”) of Veraz was held on September 30, 2010. Proxies for the Special Meeting were solicited by the Board pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitation. There were 44,287,633 shares of common stock entitled to vote at the Special meeting and a total of 31,964,953 shares of common stock were represented at the Special Meeting in person or by proxy. The final votes on the proposals presented at the special meeting were as follows:

Proposal No. 1

The Acquisition Agreement and the Arrangement contemplated thereby was approved by the following vote:

For	Against	Abstain
31,939,428	24,525	1,000

Proposal No. 2

The amendment of Veraz’s amended and restated certificate of incorporation to effect a reverse stock split of the issued and outstanding shares of Veraz common stock was approved by the following vote:

For	Against	Abstain
31,925,928	39,025	—

Proposal No. 3

The amendment of Veraz’s amended and restated certificate of incorporation to change the name of Veraz from “Veraz Networks, Inc.” to “Dialogic Inc.” was approved by the following vote:

For	Against	Abstain
31,939,428	24,525	1,000

Item 8.01.	Other Events.

On October 1, 2010, Veraz issued a press release announcing (i) the consummation of the transactions described in Item 1.01 under the heading “Background” of this Current Report on Form 8-K and (ii) the commencement of Veraz’s common stock trading on The NASDAQ Global Market under the symbol “DLGC.” A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Veraz has previously presented in its Proxy Statement filed with the Securities and Exchange Commission on August 5, 2010 pursuant to Section 14(a) of the Securities Exchange Act of 1934 all financial information required to be provided under Item 9.01 of Form 8-K. Such financial information presented in the Proxy Statement is herein incorporated by reference and is considered to be substantially the same as the financial information that otherwise would be required to be included in this Form 8-K.

(d) Exhibits.

Exhibit No.	Description

2.1	Acquisition Agreement, dated May 12, 2010, by and between Veraz Networks, Inc. and Dialogic Corporation (incorporated by reference to Annex A to Schedule 14A filed by Veraz on July 14, 2010).

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibits 3.1 and 3.2 to Form S-1/A filed by Veraz on January 22, 2007).

3.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation.

3.3	Certificate of Amendment of the Amended and Restated Certificate of Incorporation.

3.4	Amendment to the Amended and Restated Bylaws.

4.1	Registration Rights Agreement.

99.1	Press release, dated October 1, 2010, entitled “Dialogic and Veraz Networks Complete Merger – Company’s New Name is Dialogic and New NASDAQ Ticker Symbol is DLGC.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIALOGIC INC.
Dated: October 6, 2010
	By:	/S/ ERIC C. SCHLEZINGER
Eric C. Schlezinger
Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Acquisition Agreement, dated May 12, 2010, by and between Veraz Networks, Inc. and Dialogic Corporation (incorporated by reference to Annex A to Schedule 14A filed by Veraz on July 14, 2010).

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibits 3.1 and 3.2 to Form S-1/A filed by Veraz on January 22, 2007).

3.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation.

3.3	Certificate of Amendment of the Amended and Restated Certificate of Incorporation.

3.4	Amendment to the Amended and Restated Bylaws.

4.1	Registration Rights Agreement.

99.1	Press release, dated October 1, 2010, entitled “Dialogic and Veraz Networks Complete Merger – Company’s New Name is Dialogic and New NASDAQ Ticker Symbol is DLGC.”